UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 18, 2008

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 18, 2008, NewStar Financial, Inc. (the “Company”) entered into the Second Amended and Restated Sale and Servicing Agreement (the “Agreement”) by and among NewStar CP Funding LLC, as the seller, the Company, as the originator and the servicer, Wachovia Bank, National Association, as the swingline purchaser, each of the conduit purchasers and each of the institutional purchasers from time to time party thereto together with the swingline purchaser, as purchasers, each of the purchaser agents from time to time party thereto, as the purchaser agents, Wachovia Capital Markets LLC, as the administrative agent and as the WBNA agent, and U.S. Bank National Association as the trustee and Lyon Financial Services, Inc. as backup servicer. The Agreement, among other things, extends the maturity of the credit facility to April 15, 2011 from August 4, 2010, completes the 2008 annual liquidity renewal, and incorporates an accordion feature, which will allow for potential future expansion of the facility up to $750 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: April 21, 2008	By:	/s/ JOHN K. BRAY
John K. Bray
Chief Financial Officer

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